                                                                 EXHIBIT 10.30

                   SEPARATION AGREEMENT AND MUTUAL RELEASE



     This Separation Agreement and Mutual Release ("Agreement") is entered into as of April 30, 1997 (the "Effective Date") by and between Access Health, Inc., a Delaware corporation (the "Company"), and Thomas E. Gardner ("Executive").

                                  RECITALS
                                  --------

     1. Executive is currently employed by the Company as its President and Chief Executive Officer and Chief Operating Officer and also serves as a member of the Board of Directors;

     2. Executive has decided to resign from all executive positions and as a director of the Company and the Company agrees to accept such resignation. The Company and Executive have further mutually agreed to terminate their employment relationship and to release each other from any claims arising from or related to the employment relationship;

     3. Executive and the Company entered into an Employment Agreement dated December 1, 1996 (the "Prior Agreement"). The parties agree that, for purposes of the Prior Agreement, the termination of Executive's employment shall be treated as a termination by the Company without Cause (as defined in the Prior Agreement). In connection with the termination of their employment relationship, and to assure an orderly transition, the parties desire to enter into this Agreement with respect to Executive's separation from the Company.
The Agreement will terminate and supersede the Prior Agreement in all respects except as otherwise specifically provided or incorporated by reference herein; to the extent a particular provision of the Prior Agreement is incorporated into this Agreement, any defined terms referenced in such provision shall also be incorporated herein.

     NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Executive (collectively referred to as the "Parties") hereby agree as follows:

     1.   Resignation.  Executive hereby resigns from all executive positions
          -----------
with the Company including as President and Chief Executive Officer and Chief Operating Officer of the Company and also as a director on the Effective Date. The Executive's employment with the Company shall otherwise be treated as continuing through April 30, 1997.

     2.   Consideration.  In consideration of Executive's past services to the
          -------------
Company, and in consideration for Executive's promises and covenants herein, and in light of the terms of the Prior Agreement, the Company shall pay Executive, subject to Section 3 herein, as follows:

          (a) Salary.  The Company will pay Executive on the Effective Date all
              ------
salary earned through the Effective Date plus salary through April 30, 1997, less applicable withholding.

          (b) Bonus.  Executive shall receive on the Effective Date a bonus
              -----
equal to the pro rata annual incentive award through April 30, 1997, for fiscal year 1997 based on the on-plan target bonus, which the Parties agree shall be $105,000.

          (c) Separation Payment.  Executive shall also receive on the Effective
              ------------------
Date a payment equal to 125% of the sum of (i) his annualized base salary of $300,000 and (ii) Executive's on-plan target bonus award for fiscal year 1997 of $180,000, which payment the Parties agree shall be in the aggregate $600,000.

          (d) Business Expenses.  The Company shall reimburse Executive for all
              -----------------
business expenses incurred in connection with carrying out the business of the Company promptly upon receiving backup documentation in reasonable detail documenting such expenses.

          (e) Benefits.  Executive shall be entitled to accrued vacation in the
              --------
amount of twenty (20) days which the Company shall pay to Executive on the Effective Date in the form of a lump sum payment of $23,170. Executive shall also be entitled to continued coverage, through April 30, 1999 (the "Continued Coverage Period"), under each Employee Welfare Benefit Plan (as defined in the Prior Agreement) of the Company in which he was participating as of March 31, 1997, at no increased cost to Executive, provided that the Company's obligations under this Section 2(e) shall be reduced to the extent Executive receives similar coverage and benefits under the plans of a subsequent employer. Executive shall promptly provide the Company with notice and information reasonably requested by the Company concerning such plans. If Executive or any member of his family is precluded from continuing full participation in any benefit under any Employee Welfare Benefit Plan as provided in this Section 2(e), then (as provided in Section 9(h) of the Prior Agreement) the Company shall provide the after-tax economic equivalent of any benefit forgone. The economic equivalent of any benefit foregone shall be deemed to be no less than the total cost to the Executive of obtaining such benefit on an individual basis. Payment of such after-tax economic equivalent shall be made quarterly in advance, without discount. After the Continued Coverage Period, the Company shall make reasonable good faith efforts to secure from its insurance carrier for Executive and his family continued health insurance coverage until April 30, 2001 to the same extent and at rates similar to those offered to the Company's employees provided (i) Executive shall bear the entire cost of such coverage,
(ii) the Company shall not be obligated to add Executive or otherwise include him as part of any of the Company's health plans with such carrier, and (iii) the Company will not be otherwise obligated to provide or assist Executive obtain health care benefits if the Company's carrier declines coverage of Executive.

          (f) Lease Payments. The Company shall continue to make prompt payments
              --------------
through August 31, 1997 of all lease payments on the property at 3400 Adams Road, Sacramento, California, where Executive resides, and Executive may reside there until August 31, 1997; provided, upon the date Executive relocates from Sacramento, California Executive shall assign all rights to the lease of such house to the Company.

          (g) Stock Option Grants.  No stock options shall be granted to
              -------------------
Executive for fiscal year 1997 performance.

          (h) Restricted Stock.  The 2,000 shares of restricted stock granted to
              ----------------
Executive as of May 30, 1996, shall become fully vested, fully transferable, and fully nonforfeitable as of the Effective Date.

          (i) Stock Options.  Section 6(b), Exhibit B and Exhibit C of the Prior
              -------------                 ---------     ---------
Agreement shall survive any termination of the Prior Agreement, and shall remain in full force and effect, with the following modifications. As to the option granted on November 18, 1996 to acquire 250,000 shares of Common Stock, Executive shall have until April 30, 1999 (the "Option Termination Date") to exercise 100,000 shares, and on the Option Termination Date such option shall terminate as to 150,000 shares as well as to any unexercised vested shares subject to such option. As to the option granted on May 30, 1996 to acquire 230,000 shares of Common Stock, Executive shall have until the Option Termination Date to exercise 92,000 shares, and on the Option Termination Date such option shall terminate as to 138,000 shares as well as to any unexercised vested shares subject to such option.

          (j) Indemnification.  The Indemnification Agreement between the
              ---------------
Parties, dated as of December 1, 1996 and appended as Exhibit A to this
                                                      ---------
Agreement, shall remain in full force and effect.

          (k) Tax Gross-Up.  The Company shall promptly provide any payment
              ------------
required under Section 8(b)(iii) of the Prior Agreement with respect to expenses incurred prior to the Effective Date.

          (l) Out Placement.  The Company shall reimburse Executive for
              -------------
reasonable out-of-pocket expenses incurred as out-placement expenses incurred prior to April 30, 1998 (including, without limitation, secretarial assistance, phone and fax charges, unreimbursed travel expenses, and transition counseling, but specifically excluding office space expense) for up to $10,000 promptly upon presentation of reasonably acceptable documentation.

          (m) No Mitigation; Limited Offset.  As provided in Section 9(i) of the
              -----------------------------
Prior Agreement, Executive shall be under no obligation to seek other employment and there shall be no offset against amounts due Executive under this Agreement on account of (i) any remuneration or other benefit attributable to any subsequent employment that he may obtain except as specifically provided in this
Section 2 or (ii) any claims the Company, or its affiliates, may have against Executive.

          (n) Nature of Payments.  Any amounts due under this Section 2 are in
              ------------------
the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

     3.   Forfeiture of Benefits upon Breach.  In the event that Executive
          ----------------------------------
breaches Section 4 of this Agreement (i) all obligations of the Company to make any payments or provide any benefits under Sections 2(b), 2(c), 2(e), 2(f) and 2(l) shall immediately terminate and Executive shall promptly repay, net of all taxes paid or payable, any amounts he may have received under these Sections and
(ii) any portion of any stock option that became exercisable solely pursuant to
Section 2(i) hereof shall be forfeited, and in the event that Executive shall already have exercised any portion of any such stock option that became exercisable solely pursuant to Section 2(i) hereof, he shall return the Common Stock of the Company that he acquired on exercise of such stock option, provided that in lieu of delivering Common Stock pursuant to subsection (ii) hereof, Executive may deliver cash equal to the current market value (based on the closing price on the last trading day preceding the date of return) of any such Common Stock not returned, less sufficient Common Stock of the Company and/or cash to make him whole (on an after-tax basis) for the cost of acquiring such Common Stock and for any taxes paid or payable in connection with (A) acquiring such Common Stock and (B) any subsequent sale or other disposition of any portion of such Common Stock occurring before the return of such Common Stock and/or cash pursuant to this Section 3.

     4.   Noncompetition.  For a period of twelve (12) months following the
          --------------
Effective Date, Executive shall be subject to the terms of Section 11(a) of the Prior Agreement which is expressly incorporated by reference into this Agreement.

     5.   Non-Solicitation.  For a period of twelve (12) months following the
          ----------------
Effective Date, Executive shall not intentionally or knowingly allow others under his direction to solicit or encourage, directly or indirectly, any then current Company employee to terminate his or her employment with the Company for the purpose of working as an officer, director, employee, consultant or in any other capacity for either Executive or any of his employers. For purposes of the above, an employer of Executive's will be deemed to include (i) any parent, subsidiary or other affiliate of such an employer or (ii) any person or company for which Executive provides consulting services or for which he acts in the capacity of director or for which he acts in any other capacity.

     6.   Confidentiality.  Executive acknowledges that during the course of his
          ---------------
employment he has had access to a wide range of sensitive, non-public information concerning the Company, its future business and product plans, its marketing strategies and its sales organization. Executive acknowledges that the Proprietary Information and Business Agreement dated December 19, 1996 (the "Confidentiality Agreement") that he signed in connection with his employment and that is appended to this Agreement as Exhibit B, shall accordingly remain
                                           ---------
in full force and effect, except that Executive may retain, after review by the Company, personal Rolodexes, personal files and the like following the termination of his employment to the extent that the Company does not reasonably and promptly object, provided such materials shall continue to be subject to the Confidentiality Agreement. To the extent Executive provides the Company services, if any, after the Effective Date, Executive shall remain subject to the Confidentiality Agreement.

     7.   Payment of Salary.  Executive acknowledges and represents that, upon
          -----------------
full performance of its obligations under this Agreement, the Company will have paid or made all salary, bonuses, equity grants and any and all other compensation or benefits due to Executive as of the Effective Date.

     8.   Release of Claims.  The Parties acknowledge and agree that this
          -----------------
Agreement represents settlement in full of all obligations and claims arising out of or relating to Executive's employment by the Company and the termination of such employment as provided in this Agreement. Executive and the Company, on behalf of themselves, and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, hereby fully and forever release each other and their respective heirs, executors, officers, directors, employees, investors, shareholders, administrators, predecessor and successor corporations, and assigns, of and from any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that any of them may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date including, without limitation,

          (a) any and all claims relating to or arising from Executive's employment by (or services for) the Company, his employment relationship with the Company and the termination of that relationship;

          (b) any and all claims for wrongful discharge of employment; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; and defamation;

          (c) any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, and the California Fair Employment and Housing Act;

          (d) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

          (e) any claims arising out of or related to the Prior Agreement (to the extent that the Prior Agreement is superseded by this Agreement), including without limitation, any rights relating to notice of termination as provided pursuant to Section 9(g) of the Prior Agreement;

          (f) any and all claims for attorneys' fees and costs;

          (g) all claims arising out of or relating to Executive's conduct as an employee, officer, director, agent or representative of the Company; and

          (h) all claims arising out of or relating to duties owed by Executive to the Company or to any of its directors, officers, employees, agents, affiliates, stockholders, lenders, investors, predecessor or successor corporations, assigns, attorneys, accountants or other representatives.

The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations arising under, incurred under, or preserved by this Agreement.

      9.  Acknowledgment of Waiver of Claims under ADEA.  Executive acknowledges
          ---------------------------------------------
that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under ADEA after the Effective Date. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised by this writing that (a) he should consult with an attorney prior to
                                                                    -----
executing this Agreement; (b) he has at least twenty-one (21) days within which to consider this Agreement; (c) he has at least seven (7) days following the execution of this Agreement by the Parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired.

    10.   Civil Code Section 1542.  The Parties represent that they are not
          -----------------------
aware of any claim by either of them other than the claims that are released by this Agreement. Executive and the Company acknowledge that they have been advised by legal counsel and are familiar with the provisions of California Civil Code Section 1542, which provides as follows:

        A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     Executive and the Company, being aware of said Code section, agree to expressly waive any rights they may have thereunder, as well as under any other statute or common law principles of similar effect.

    11.   Communications.  Communications by the Company and its officers,
          --------------
directors, employees, stockholders, and successors concerning Executive's termination of employment with the Company will be based upon the statement agreed upon by the Parties which is attached hereto as Exhibit C. All
                                                       ---------
communications by the Company and its officers, directors, employees, stockholders, and successors concerning Executive in response to reference checks will be based upon the response agreed upon by the Parties which is attached hereto as Exhibit D.
                   ---------

    12.   Fees and Expenses.  Each of the Parties hereto shall bear their own
          -----------------
fees and expenses, including attorneys fees, incurred in connection with the negotiation of this Agreement or otherwise arising out of, or by reason of, this Agreement.

    13.   Taxes.  All payments to be made by the Company to Executive under this
          -----
Agreement will be subject to reduction to the extent necessary in order to comply with applicable Federal, state and local tax withholding requirements.

    14.   Confidentiality.  The Parties hereto each agree to use their best
          ---------------
efforts to maintain in confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement, except where disclosure of the terms of this Agreement is otherwise required by law and except for disclosure in confidence to financial, tax, and legal advisors and disclosure by Executive in confidence to prospective employers.

    15.   Disparagement.  Each Party agrees to refrain from any disparagement,
          -------------
criticism, defamation, and slander of the other Party, and from tortious interference with the contracts and relationships of the other Party.

    16.   No Representations.  Each Party represents that it or he has had the
          ------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither Party has relied upon any representations or statements made by the other Party hereto which are not specifically set forth in this Agreement.

    17.   Entire Agreement.  This Agreement and those portions of the Prior
          ----------------
Agreement preserved by this Agreement represent the entire agreement and understanding between the Company and Executive concerning Executive's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's relationship with the Company and his compensation by the Company, including without limitation, the Prior Agreement, except as otherwise provided in this Agreement.

    18.   Assignability; Binding Nature.  This Agreement shall be binding upon
          -----------------------------
and inure to the benefit of the Parties and their respective successors and assigns. No rights or obligations of the Company under this Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee expressly assumes all the liabilities, obligations and duties of the Company, as contained in this Agreement. In connection with any transfer or assignment of its rights, duties, or obligations under this Agreement, the Company shall take whatever action it legally can to cause such assignee or transferee to expressly assume the labilities, obligations and duties of the Company hereunder. The Company shall, in any event, remain as unconditional guarantor of prompt payment and prompt satisfaction of all such liabilities, obligations and duties. No rights, obligations or duties of the Executive under this Agreement may be assigned or transferred, other than his rights to compensation and benefits, which may be transferred only by will or operation of law, except as provided in Section 23 below.

    19.   Representations.  The Company represents and warrants that it is fully
          ---------------
authorized and empowered by action of the Board to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any law, regulation or order of any agreement between it and any other person. The Executive represents and warrants that he is not subject to any agreement or obligation that conflicts with or would be breached by the provisions of this Agreement.

    20.   Amendment or Waiver.  No provision in this Agreement may be amended
          -------------------
unless such amendment is set forth in a writing signed by the Parties. No waiver by either Party of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. To be effective, any waiver must be set forth in writing and signed by the waiving Party.

    21.   Severability.  In the event that any provision or portion of this
          ------------
Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remainder of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law so as to achieve the purposes of this Agreement.

    22.   Survivorship.  Except as otherwise expressly set forth in this
          ------------
Agreement, the respective rights and obligations of the Parties hereunder shall survive the termination of Executive's employment. This Agreement itself (as distinguished from the Executive's employment) may not be terminated by either Party.

    23.   Beneficiaries/References.  The Executive shall be entitled, to the
          ------------------------
extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit hereunder following the Executives's death, by giving written notice to the Company. In the event of the Executive's death or a judicial determination of his incompetence, references in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

    24.   Resolution of Disputes.  Any claim arising out of or relating to this
          ----------------------
Agreement (or any amendment thereof), any provision of the Prior Agreement incorporated into this Agreement or out of Executive's employment by, or services for, the Company shall, at the election of either Party, be resolved by confidential arbitration, to be held in Sacramento County, California, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator(s) shall explain the reasons and basis of his (their) award in detail and in writing, and judgment upon the award may be entered in any court having jurisdiction thereof. Each Party shall bear their own respective costs and expenses relating to resolving any such claim. Pending the final and conclusive resolution of any such claim, the Company shall continue prompt payment of all amounts due the Executive under this Agreement (or any amendment thereof) and prompt provision of all benefits to which the Executive or his successors and assigns are entitled.

    25.   Notices.  Any notice, consent, demand, request, or other communication
          -------
given to a Party in connection with this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the Party specified or (b), provided that reasonable steps are take to assure that the communication is actually received by the Party specified, five business days after being sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the Party concerned at the address indicated below or to such changed address as such Party may subsequently give notice of:

If to the Company:

     Access Health, Inc.
     11020 White Rock Road
     Rancho Cordova, California 95670
     Attention:  General Counsel

With a copy sent by the same means to:

     Wilson Sonsini Goodrich & Rosati, P.C.
     650 Page Mill Road
     Palo Alto, California 94304-1050
     Attention:  Barry E. Taylor, Esq.

If to the Executive:

     Thomas E. Gardner
     3400 Adams Road
     Sacramento, California 95864

With a copy sent by the same means to:

     Law Offices of Joseph E. Bachelder
     780 Third Avenue
     New York, New York 10017

    26.   Headings.  The headings of the Sections contained in this Agreement
          --------
are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

    27.   Governing Law.  This Agreement shall be governed by the laws of the
          -------------
State of California, without reference to its choice of law principles.

    28.   Counterparts.  This Agreement may be executed in counterparts, and
          ------------
each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

    29.   Voluntary Execution of Agreement.  This Agreement is executed
          --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

          (a) They have read this Agreement;

          (b) They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

          (c) They understand the terms and consequences of this Agreement and of the releases it contains;

          (d) They are fully aware of the legal and binding effect of this Agreement.


            [The remainder of this page left intentionally blank]

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.


                                  ACCESS HEALTH, INC.


Dated:  April __, 1997            By: /s/JULIE A. BROOKS
                                      ------------------


Dated:  April __, 1997                /s/THOMAS E. GARDNER
                                      --------------------
                                              Thomas E. Gardner